                                                                    EXHIBIT 10.7

                         EXTENSION OF PROMISSORY NOTES


         This EXTENSION OF PROMISSORY NOTES (this "NOTES EXTENSION") is made and entered into as of November 25, 1996 by and between EDUDATA CORPORATION, a Delaware corporation ("EDUDATA"), and Robert H. Gurevitch ("LENDER").

                                    RECITALS

         WHEREAS, EDUDATA has acquired all assets and liabilities of Dental/Medical Diagnostic Systems, LLC, a California limited liability company ("DMD"), including (i) that certain Promissory Note, dated as of February 1, 1996 (the "FEBRUARY 1ST NOTE") and (ii) that certain Promissory Note, dated as of February 15, 1996 (the "FEBRUARY 15TH NOTE") each of which are by and between DMD and the Lender, in an aggregate principal amount totalling US$200,000 (the February 1st Note and the February 15th Note, collectively, are the "PROMISSORY NOTES") which Promissory Notes had original maturity dates, for the payment by DMD of principal and interest respectively due Lender thereunder, of August 1, 1996 for the February 1st Note, and August 15, 1996 for the February 15th Note (collectively, the "ORIGINAL PAYMENT DATES"); and

         WHEREAS, DMD and Lender have previously agreed to extend the respective Original Payment Dates until the date hereof (the "PAYMENT DATE"); and

         WHEREAS, EDUDATA and Lender each now wish to provide for an extension the Payment Date as hereinafter provided;

         NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration the sufficiency of which is hereby acknowledged by the parties hereto, and subject to the conditions contained herein, EDUDATA and Lender agree as follows:

         1. Extension of the Payment Date of Promissory Notes. The Payment Date shall be extended, until the earlier to occur of the following:

         (a) twenty-four (24) months following the closing of that certain $1.6 Million bridge loan transaction currently being negotiated by EDUDATA and M.H. Meyerson & Company, as placement agent (the "BRIDGE LOAN"); or

         (b) the repayment in full of the entire principal amount of and all interest due under those certain Secured Convertible Promissory Notes in the original principal amount of $1.6 Million which are to be issued in connection with the Bridge Loan; or

         (c)     at such time as EDUDATA receives the proceeds from an
underwritten public    offering of its Common Stock.

         2. Full Force and Effect of Promissory Notes. Other than the changes mandated in Paragraph 1 of this Notes Extension, all of the terms and conditions of the respective Promissory Notes shall remain in full force and effect.

         3.      Miscellaneous.

         (a) Notices. All notices, requests and other communications (collectively, "NOTICES") given pursuant to this Notes Extension shall be in writing, and shall be delivered by personal service or by United States first class, registered or certified mail (return receipt requested), postage prepaid, addressed to the party at the address set forth below:

                          If to EDUDATA:

                          EDUDATA CORPORATION
                          200 North Westlake Boulevard, Suite 202
                          Westlake Village, California  91362
                          Attn:  Chief Financial Officer
                          Telephone:  (805) 381-2700
                          Fax:  (805) 374-1966

                          If to Lender:

                          Robert H. Gurevitch
                          __________________________
                          __________________________
                          Telephone:  (   )
                          Fax:  (   )

Any Notice shall be deemed duly given when received by the addressee thereof, provided that any Notice sent by registered or certified mail shall be deemed to have been duly given three days from date of deposit in the United States mails, unless sooner received. Either party may from time to time change its address for further Notices hereunder by giving notice to the other party in the manner prescribed in this section.

         (b) Governing Law. THIS NOTES EXTENSION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

         (c) Captions. The various captions of this Notes Extension are for reference only and shall not be considered or referred to in resolving questions of interpretation of this Notes Extension.

         (d) Successors and Assigns. This Notes Extension, and all obligations and benefits of Lender and EDUDATA hereunder, shall bind and inure to the benefit of Lender and EDUDATA, their respective affiliates, and their respective successors and assigns. Conversely, no assignment of this Notes Extension, of any of the rights and/or duties hereunder by any party hereto shall be valid without the prior written consent of the other party.

         (e) Amendments and Waivers. No amendment or waiver of any term or provision of this Notes Extension shall be effective unless made in writing. Any written amendment or waiver shall be effective only in the instance given and then only with respect to the specific term or provision (or portion thereof) of this Notes Extension to which it expressly relates, and shall not be deemed or construed to constitute a waiver of any other term or provision (or portion thereof) waived in any other instance.

         (f) Counterparts. This Notes Extension may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         (g) Entire Agreement. This Notes Extension, when signed by the authorized representatives of all parties hereto, shall constitute the only agreement among them with respect to the Promissory Notes and shall supersede all prior agreements.

         IN WITNESS WHEREOF, the parties have executed this Notes Extension as of the date and year first above written.

                                           EDUDATA:

                                           EDUDATA CORPORATION,
                                           a Delaware corporation


                                           By:  /s/ ROBERT H. GUREVITCH
                                                -------------------------
                                           Its: Chairman of the Board
                                                -------------------------


                                           LENDER:

                                           ROBERT H. GUREVITCH

                                           /s/  ROBERT H. GUREVITCH
                                           ------------------------------